Exhibit 99.1

ZAGG Inc Increases Revenue Guidance for 2011
Expects full year revenues to exceed $175 million
Driven by stronger than expected holiday sales for ZAGG and iFrogz

SALT LAKE CITY – December 21, 2011 – ZAGG Inc. (NASDAQ: ZAGG), a leading mobile device accessories company, announced today that it expects revenues for full year 2011 to exceed $175 million. This compares to previously published guidance of $170 million for the year.  The increase in revenue guidance is due to stronger than expected holidays sales for both ZAGG and iFrogz, more SKUs in the retail channel, and strong website sales in the fourth quarter.

"ZAGG’s broader distribution and expanded product offering in the fourth quarter, along with iFrogz increased SKUs in their largest retailer, combined with continued strong website sales following our Cyber Monday promotions on ZAGG.com, have resulted in higher revenues than we previously forecasted," said Brandon T. O’Brien, CFO of ZAGG Inc. "This is the fourth time we have revised our revenue guidance since issuing our original 2011 forecast, which is a function of the rapid growth we have seen in both ZAGG and iFrogz this year.”

ZAGG published revenue guidance of $95 - $100 million for 2011 on the fourth quarter 2010 conference call, and revisited the guidance on the second quarter 2011 conference call when it raised the expected revenue range to $100 - $110 million. After the acquisition of iFrogz in June 2011, the company issued new revenue guidance in the range of $160 - $170 for 2011, and on the third quarter conference call stated they expected revenues of $170 million for the year.  ZAGG’s adjustments to guidance reflect the company’s rapid growth due to the expanding retail presence, increased SKUs in stores, new product introductions, rising ASPs, the acquisition of iFrogz, and continued strong website sales.

“Building on our positive performance in 2011, we intend develop the strong operations platform we already have in place to support the company’s growth in 2012,” said Robert G. Pedersen II, Chairman and CEO of ZAGG Inc. “We look to establish the preferred brand in our industry, with creative product solutions and targeted global distribution.”

For more information about ZAGG and its product offerings, please visit ZAGG.com.

About ZAGG Inc
ZAGG Inc, based in Salt Lake City, prides itself on offering premium quality and superior service. ZAGG is a market leader in innovative mobile device accessories that protect, personalize, and enhance the mobile experience. The company designs, produces, and distributes branded screen protection under the invisibleSHIELD® brand, keyboards, keyboard cases, earbuds, mobile power solutions and device cleaning accessories under the family of ZAGG® brands. In addition, the company designs, produces and distributes cases, earbuds and headphones under the iFrogz brands in the value-priced lifestyle sector. The company’s products are sold worldwide in leading consumer and electronics retailers, wireless retailers and their affiliates, and through the ZAGG website. For more information, visit ZAGG.com

Safe Harbor Statement:
This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may", "future", "plan" or "planned", "will" or "should", "expected", "anticipates", "draft", "eventually" or "projected". You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors, and other risks identified in filings made by the Company with the Securities and Exchange Commission.

Investor Relations:
Genesis Select Corp.
Kim Rogers-Carrete, 949-429-7408
krogersc@genesisselect.com

Media:
Lane PR
Amber Roberts, 212-302-5964
Amber@lanepr.com

Company:
ZAGG Inc.
Nathan Nelson, 801-263-0699 ext. 107
nnelson@zagg.com

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